Louis Drapeau Joins Bionovo's Board of Directors

EMERYVILLE, Calif., March 14 /PRNewswire-FirstCall/ -- Bionovo, Inc. (Nasdaq: BNVI) announced today the appointment of Louis Drapeau, to the company's Board of Directors. Mr. Drapeau has extensive financial management experience with emerging pharmaceutical and life science companies.

"We are quite excited to have access to Lou's expertise," said Isaac Cohen, O.M.D., Bionovo's Chairman and CEO. "Lou is particularly well versed in the unique financial scenarios which face emerging life science companies. He is a 'financial expert' in the truest sense of the term. His experience with public markets, regulation and financial deal structures in the biopharma industry will support Bionovo's rapid growth and optimize its potential."

"I find Bionovo's pipeline of drugs and innovative technologies to be unique and novel in the biopharmaceutical industry, working towards safe and efficacious treatments for significant unmet medical needs," said Mr. Drapeau. "From my experience working with a number of emerging companies, I believe that Bionovo is at a critical value inflection point, with exciting potential for patients and shareholders."

Louis Drapeau currently serves as the Chief Financial Officer of InSite Vision, having been appointed to that position on October 1, 2007. Prior to InSite Vision, he served as Chief Financial Officer, Senior Vice President, Finance, at Nektar Therapeutics, a biopharmaceutical company headquartered in San Carlos, Calif. from January 2006 to August 2007. Prior to Nektar, he served as Acting Chief Executive Officer from August 2004 to May 2005 and as Senior Vice President and Chief Financial Officer from August 2002 to August 2005 for BioMarin Pharmaceutical Inc. Previously, Drapeau spent 30 years at Arthur Andersen including 19 years as an Audit Partner in Arthur Andersen's Northern California Audit and Business Consulting practice which included 12 years as Managing Partner.

Drapeau received both his undergraduate degree in engineering and a Master's in Business Administration from Stanford University. He serves as a Director and Chair of the Audit Committee of Bio-Rad Laboratories; Director and Member of the Audit Committee of InterMune, Inc.; and Director and Chair of the Audit Committee of Inflazyme Pharmaceuticals Ltd.

Bionovo, Inc.

Bionovo is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, BNVI. For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.